CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): March 22, 2010

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.02: Entry into a Material Definitive Agreement

On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor.  Pursuant to the Agreement, we issued the Lender a Convertible Promissory Note in the principal amount of $925,000.00 (“Note”) and a warrant to purchase up to 1,100,000 shares of our Common Stock (“Warrant”).  The Note matures on March 22, 2011 (“Maturity Date”).  The Note carries a 20% original issue discount.  In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction.  As a result, the total net proceeds we received were $540,000.00

The Lender has the right, at its sole option, to convert the Note, in whole or in part into shares of our Common Stock.  The number of Common Stock to be issued upon such conversion shall be determined by dividing (a) the amount sought to be converted by (b) the greater of (i) the Conversion Price (as defined below) at that time, or (ii) the Floor Price (as defined below).  The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought, as reported by Bloomberg, LP, or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender.  The Floor Price is initially equal to $0.28 per share, subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, and similar corporate actions.  Additionally, if we issue any additional shares of common stock or securities convertible or exercisable into shares of common stock at a price lower than $0.28 per share, then the Floor Price shall adjust to such lower price.

If, during the term of the Note, the average closing bid price for the Common Stock for at least 20 of the immediately preceding 30 trading days equals or exceeds $1.25, then on 20 days’ irrevocable notice, and subject to certain conditions set forth in the Note, we can cause the Lender to convert the outstanding balance of the Note into shares of Common Stock. The number of shares of Common Stock to be so delivered shall not exceed an amount equal to the product of the average daily volume of Common Stock traded on the primary exchange for Common Stock during the 20 prior Trading Days as of the mandatory conversion determination date multiplied by twenty.

Interest on the unpaid principal balance of the Note shall accrue at the rate of 12% per annum, which shall increase to 18% upon the occurrence of an event of default of trigger event, as those terms are defined in the Note.  Commencing on the 6 month anniversary of the and each 90 days thereafter on which a payment of interest is due and continuing on the first day of every third month thereafter until the one year anniversary of the Note, we shall pay the Lender all interest, fees and penalties accrued but unpaid under the Note as of such date. Pursuant to the terms of the Note, we shall also pay Lender six payments of $77,083.33 representing one-twelfth of the principal amount of the Note, commencing on the six month anniversary of the Note and continuing thereafter until the Maturity Date, when we shall pay all remaining principal and interest, in cash.  We maintain the right to make any and all of the six payments, at our option, in cash or shares of common stock at the greater of the Floor Price or 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable payment date.

Notwithstanding any other terms to the contrary, pursuant to the terms of the Note, we must pay all amounts due under the Note in cash unless all of the following conditions are met: (i) a payment in Common Stock would not cause the Lender’s beneficial ownership of Common Stock to exceed 9.99% of our then outstanding shares of common stock; (ii) we received NYSE Amex listing approval for the Common Stock issuable under the Note; (iii) not less than seven calendar days prior to the applicable payment date, we shall have notified the Lender that we intend to make such payment in Common Stock; (iv) (a) the Common Stock to be issued have been registered under the Securities Act of 1933, as amended, or (b) (A) Rule 144 promulgated thereunder is available for their sale, (B) we provided to the Lender (prior to the delivery of the Common Stock on the applicable payment date) an attorney’s opinion, in a form acceptable to the Lender, which provides that Rule 144 is available for the sale of the Common Stock, (C) we are current on all of our Securities and Exchange Commission reporting obligations, and (D) we are not subject to an extension for reporting our quarterly or annual results; (v) the closing bid price for the Common Stock on the business day on which notice is given is greater than the Floor Price divided by 80%; and (vi) neither an Event of Default nor a Trigger Event shall have occurred.

Upon a Triggering Event, as defined in the Note, the outstanding balance of the Note shall immediately increase to 125% of the then owing principal balance and interest shall accrue at the rate of 1.5% per month.  Upon an Event of Default, as defined in the Note, the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable.  However, all outstanding obligations payable by us shall automatically become immediately due and payable if we become the subject of a bankruptcy or related proceeding.

The Warrant has a term of five years and is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Notes) in effect on the date the Warrant is exercised.  The exercise price is subject to the occurrence of certain events, including capital adjustments and reorganizations.  The Lender may exercise the Warrant via a cashless exercise if a registration statement for the Warrant Shares is not the in effect.  Pursuant to the terms of the Warrants, we will not effect the exercise of any warrants, and no person who is a holder of any warrant has the right to exercise his/her Warrant, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of our Common Stock.

As of the closing, we had 25,439,261 shares of common stock issued and outstanding.  If the Note and Warrant is fully converted and exercised(but no shares of our Common Stock are issued in payment of interest on the Note), then we will issue 4,403,571 shares of our Common Stock, which represents 17.3% of our issued and outstanding common stock.  Since we are listed on the NYSE Amex, we are required to obtain shareholder approval to issue more than 19.99% of our issued and outstanding common stock at a discount from book or market value at the time of issuance (“19.99% Cap”).  Since the ultimate conversion price depends upon the volume weighted average price of our common stock at a future date as set forth above, we are required under the terms of the Note to obtain shareholder approval, on or before July 15, 2010, of the issuance of all shares of our Common Stock issuable pursuant to the Note and Warrant..  If we fail to obtain such approval, an Event of Default under the Note shall occur.  We are not required to issue any shares above the 19.99% Cap, if such 19.99% Cap is applicable, until we receive the shareholder approval of same.

We are also obligated to receive listing approval from NYSE Amex for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after Closing, but in no event later than May 1, 2010. A listing application was filed with the NYSE Amex on March 24, 2010 for such shares.

We also entered into a Registration Rights Agreement with the Lender pursuant to which we agreed to file a registration statement, by May 3, 2010, registering for resale all of the shares underlying the Note and the Warrant, as well as a reasonable number of shares issuable under the Note and Warrant pursuant to potential adjustments that may occur pursuant thereto and shares of common stock issuable as interest payments.  If we fail to file the registration statement or keep it effective as per the terms of the Registration Rights Agreement, $100 per day shall be added to the principal balance of the Note for so long as the Registration Statement remains unfiled or not effective, up to a cap of $10,000.

A copy of the Note and Warrant Purchase Agreement, Form of Note, Form of Warrant and Registration Rights Agreement are incorporated herein by reference and are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The description of the transactions contemplated by such agreements set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In connection with the financing, we paid an aggregate of $50,000 in finder’s fees to Galileo Asset Management, S.A for its services. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On March 26, 2010, we issued a press release announcing the  financing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant
10.4	Registration Rights Agreement
99.1	Press Release dated March 26, 2010 regarding the March 22, 2010 financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated:  March 26, 2010